Exhibit 10.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (this "Amendment") is made and entered into as of December 30, 2025, by and among Tiltan Software Engineering Ltd., an Israeli corporation (the "Company"), Nukkleus Inc., a Delaware corporation (the "Buyer"), Nukk Picolo Ltd., an Israeli company which is wholly owned by the Buyer (the "Subsidiary"), and Arie Shafir (Israeli ID 067242404) (the "Shareholder").

WHEREAS, the parties entered into that certain Stock Purchase Agreement dated as of September 1, 2025 (the "Agreement"; unless otherwise defined, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement); and

WHEREAS, the parties desire to amend the Agreement on the terms contained herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Closing and Closing Date.

The Agreement is hereby amended by deleting Section 2.3.1 in its entirety and replacing said Section with the following:

“2.3.1 The parties agree that the consummation of the Transaction (the “Closing”) shall take place simultaneously with the execution and delivery of this Amendment. Accordingly, December 30, 2025 is the “Closing Date”.”

2.	Non-Competition and Non-Solicitation

The Shareholder shall be subject to non-competition and non-solicitation covenants from the date hereof and continuing for a period of twelve (12) months following the Settlement Date.

3.	Pre-Closing Dividend and Payments.

3.1.	In accordance with Section 2.1 of the Agreement, the Shareholder, in his capacity as the sole shareholder and director of the Company, declared a dividend in the amount of NIS 3,158,000 (the “Pre-Closing Dividend”) for the year ended December 31, 2025. The Shareholder and the Company agree and acknowledge that the Pre-Closing Dividend shall be paid by the Company to the Shareholder during the 2026 calendar year from retained earnings funds, customer invoices and Israel Tax Authority indicated on Schedule A attached hereto.

3.2.	On December 31, 2025, the Buyer shall pay to the Shareholder an amount equal to NIS 5,283,333 converted to U.S. Dollars at the exchange rate published by the Bank of Israel on Wednesday, December 31, 2025 afternoon (the “First Payment”).

3.3.	The Buyer agrees that Shareholder can request to receive the payments on the Note in US dollars in accordance with the current exchange rate at the time said payment is due.

4.	Reference.

On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, and words of like import, and each reference to the Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Agreement, as amended by this Amendment.

5.	Governing Law.

This Amendment shall be governed by, construed and enforced in accordance with Sections 9.10 and 9.11 of the Agreement.

6.	Counterparts.

This Amendment may be executed and delivered (including by facsimile or other electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Stock Purchase Agreement to be executed as of the date first written above.

TILTAN SOFTWARE ENGINEERING LTD.

By:	/s/ Arie Shafir
Name:	Arie Shafir
Title:	CEO

NUKK PICOLO LTD.

By:	/s/ Menny Shalom
Name:	Menny Shalom
Title:	CEO

NUKKLEUS INC.

By:	/s/ Menny Shalom
Name:	Menny Shalom
Title:	CEO

SHAREHOLDER:

By:	/s/ Arie Shafir
Arie Shafir

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